CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-268596 on Form S-6 of our report dated January 12, 2023, relating to the financial statement of FT 10494, comprising 40/60 Strategic Allocation Port. 1Q '23 - Term 4/16/24 (40/60 Strategic Allocation Portfolio, 1st Quarter 2023 Series), one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

January 12, 2023